UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 25, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Park Hotels & Resorts Inc. approved the following matters:

(i)

an amendment to the Park Hotels & Resorts Inc. Executive Short-Term Incentive Program (“STIP”) to provide the Committee with discretion to set a higher high end of the bonus range for the Company’s Chief Executive Officer than the 225% of his base salary provided for in the STIP; and

(ii)

an amendment to the Park Hotels & Resorts Inc. Executive Long-Term Incentive Program (“LTIP”) to increase the Committee’s discretion to set the aggregate target value for officers at the executive vice president level from “up to 200%” to “up to 275%” of his or her base salary.

Each of these changes was immediately effective.

The description of each of the STIP and LTIP provided herein is for summary purposes only and is qualified in its entirety by the full and complete STIP and LTIP, which are filed as Exhibits 10.1 and 10.2 to the Company’s current report on Form 8-K filed with the SEC on March 1, 2017 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: January 25, 2019	By:	/s/ Darren W. Robb
Darren W. Robb
Senior Vice President and Chief Accounting Officer